Exhibit 10.1

RESCISSION AGREEMENT

This Rescission Agreement (this “Agreement”) is made and entered into on November 6, 2023, by and between Insight Acquisition Corp., a Delaware corporation (the “Maker”), and Insight Acquisition Sponsor, LLC, a Delaware limited liability company (the “Payee”). The Maker and Payee are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, the Maker and Payee are parties to a certain promissory note in the principal amount of $480,000 and executed on August 17, 2023 (the “Note”) pursuant to which Maker agreed to pay Payee the principal amount of $480,000 subject to the terms and conditions of the Note.

WHEREAS, this Agreement (and the rescission described hereunder) is to be executed and effectuated in the same tax year as the Parties entered into the Note (and the transactions described thereunder);

WHEREAS, the Parties subsequently determined that it is fair, and in their collective best interests, to formally rescind and nullify the Note and, as applicable, without effectuating the transactions as if they never occurred upon the terms and subject to the conditions set forth in this Agreement (the “Rescission”); and

WHEREAS, the Maker and Payee desire to rescind and nullify the Note, subject to the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals. The foregoing recitals are hereby incorporated in and made a part of this Agreement by this reference.

2. Rescission and Nullification of Agreement.

(a) The Note, in its entirety, is hereby irrevocably rescinded, abrogated, cancelled and rendered null and void ab initio and of no force or effect whatsoever, and the positions among the Parties shall be restored to what would have existed had the Parties not entered into the Note. In furtherance of the foregoing, the Parties confirm and agree that the transactions described in or contemplated by the Note have, as applicable, not been effectuated and are hereby terminated and voided as if such Note was never entered into and such transactions never occurred.

(b) Each Party on behalf of itself and its respective officers, directors, shareholders, members, partners, agents, assigns, heirs, employees executors and attorneys (collectively, “Affiliates”) hereby forever and finally releases, relieves, acquits, absolves and discharges the other Parties and their respective Affiliates from any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against any of the other Parties or their respective Affiliates based upon, related to, or by reason of any matter, cause, fact, act or omission occurring or arising at any moment out of Section 2 of this Agreement or the Note.

3. Representations and Warranties of Parties. Each of the Parties represents and warrants that it has full legal capacity and authority to enter into the Agreement, and is not bound by any agreement, instrument or governmental order prohibiting it from entering into this Agreement and performing in accordance with the terms and conditions hereof.

4. Further Assurances. Each of the Parties shall take all reasonable actions necessary to comply promptly with all legal requirements which may apply with respect to the Rescission and will promptly cooperate with and furnish information to the other party in connection with any such requirements.

5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and assigns.

6. Entire Agreement. This Agreement constitutes the entire agreement of the Parties.

7. Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principles.

8. Modification. This Agreement may not be amended or supplemented at any time unless by a writing executed by the Parties.

9. Headings. The headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

10. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile or other electronic transmission, and any such executed facsimile or electronic copy shall be treated as an original.

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its authorized representative as of the date first set forth above.

Maker		Payee

Insight Acquisition Corp.		Insight Acquisition Sponsor, LLC

By:	/s/ Michael Singer	By:	/s/ Jeff Gary
	Michael Singer, Executive Chairman		Jeff Gary, Manager

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